Exhibit 10.27
                                                              Contract No. 10310
                                                                    May 15, 2000


                                    GUARANTY


         THIS GUARANTY ("Guaranty"), dated as of May 15, 2000, is made by Citizens Utilities Company, a corporation organized and existing under the laws of the State of Delaware ("Guarantor"), to and for the benefit of the United States of America, Department of Energy, acting by and through the Bonneville Power Administration ("Bonneville"). All terms not otherwise defined herein that are capitalized and used herein shall have the meanings assigned to such terms in the License Agreement (as defined below).

                                    RECITALS

         WHEREAS Electric Lightwave, Inc. ("ELI"), a corporation organized and existing under the laws of the State of Delaware, proposes to enter into an agreement with Bonneville whereby ELI will obtain the License to use certain fiber-optic cables installed by Bonneville on its power transmission system for a period of twenty years in exchange for certain payments and other consideration to be paid by ELI to Bonneville according to the terms of such agreement ("License Agreement"); and

         WHEREAS Bonneville is unwilling to enter into the Fiber Agreement without the guaranty by the Guarantor of certain of ELI's obligations to Bonneville under the License Agreement; and

         WHEREAS the Guarantor is the majority shareholder of ELI, and Guarantor will directly derive material benefit from the execution of the License Agreement; and

         WHEREAS it is a condition precedent to the execution of the License Agreement by Bonneville that the Guarantor execute and deliver this Guaranty.

                                    AGREEMENT

         NOW, THEREFORE, as an inducement to Bonneville to enter into the License Agreement and in consideration of the foregoing recitals and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor and Bonneville agree as follows:

     1. Guaranty.

     Subject to the terms hereof, Guarantor absolutely, unconditionally and irrevocably guarantees to Bonneville (and its successors and assigns) the payment when due and performance of (i) the Guaranteed Payments (as defined below) as and when the same shall be due and payable and (ii) any and all reasonable fees and expenses (including, without limitation, reasonable attorney's fees) incurred by Bonneville in successfully enforcing its rights under this Guaranty.

     Notwithstanding any other provision hereof, Guarantor's duty to pay any of the Guaranteed Payments is conditioned upon Guarantor's receipt of written notice from Bonneville that such payment was not paid when due under the License Agreement. Guarantor will pay such Guaranteed Payment within five
     (5) Business Days after Guarantor's receipt of written notice that any such payment was not paid when due.

     2. Definition of Guaranteed Payments.

     "Guaranteed Payments" means all of the obligations of ELI to Bonneville for money due in connection with (i) the payments for the License of the ELI Fibers, together with any interest thereon, required pursuant to section 8(a) of the License Agreement, (ii) the Annual Maintenance Payments (as defined in the License Agreement) required pursuant to section 8(b) of the License Agreement, and (iii) the Liquidated Damage payment provided for in section 16(b)(4) of the License Agreement.

     Payment of the amounts guaranteed under this Guaranty shall be Bonneville's sole remedy against Guarantor with respect to the Guaranteed Payments, and upon receipt of payment of the amounts guaranteed, Bonneville shall execute and deliver to Guarantor and to ELI a Waiver and Release therefore in the form attached hereto as Exhibit A. Nothing in the Guaranty shall limit Bonneville's rights against ELI or ELI's rights against Bonneville with respect to the performance of their respective obligations under the License Agreement, except that payments made by the Guarantor shall be deemed to satisfy ELI's payment obligations with respect to the Guaranteed Payments (but only with respect to such Guaranteed Payments) under the terms of the License Agreement to the extent of such payments.

     Notwithstanding any other provision hereof, any amendment or modification of the amounts indicated in sections 8(a) and 8(b) and/or section 16 (b)(4) of the License Agreement shall require the written consent of Guarantor.

     3. Limitation as to Amount.

     Notwithstanding any other provision hereof, the obligation of the Guarantor under this Guaranty is limited to the sum of $20,000,000 in the aggregate plus interest on any amount owing hereunder which is not paid when due in accordance with the provisions of section 1 hereof at a rate per annum of
     1.25 percent per month to be compounded monthly for each month, or portion thereof, during which interest accrues, plus Bonneville's costs of collection from the Guarantor.

     4. Guaranty Absolute and Continuing.

     The liability of the Guarantor hereunder shall be absolute, unconditional, complete, continuing and irrevocable with respect to the payment and performance of each and all of the Guaranteed Payments and shall not be released or discharged or in any way affected by:

     4.1 Any waiver, extension, renewal or modification of, or any consent to departure from, the License Agreement, including, without limitation, any waiver or consent involving a change in the time, manner or place of payment of all or any of the Guaranteed Payments.

     4.2 Any extension of the time for payment of any Guaranteed Payment.

     4.3 Any failure, omission or delay by Bonneville to enforce, assert or exercise any right, power or remedy conferred on or available to it under the License Agreement.

     4.4 The voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or similar proceeding affecting ELI, or any action taken by any trustee or receiver or by any court in any such proceeding.

     4.5 The existence of any claim, set-off or other rights which the Guarantor or ELI may have against Bonneville at any time a payment under this Guaranty is required of the Guarantor, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim or right by separate suit or counterclaim.

     4.6 Any invalidity or unenforceability of any provision of the License Agreement that relates to any of the Guaranteed Payments, or any provision of applicable law or regulation purporting to prohibit any of the Guaranteed Payments.

     4.7 Any invalidity of the payment provided for in section 16(b)(4) of the License Agreement as a proper measure of liquidated damages.

     4.8 Any other act or omission to act or delay of any kind by Bonneville or any other person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

     This Guaranty shall continue to be in force and be binding upon the Guarantor until the payment and performance in full of all of the Guaranteed Payments and the Guarantor's other obligations hereunder. This Guaranty is not a guaranty of collection. No notice of any renewal or extension of the Guaranteed Payments need be given to the Guarantor and none of the foregoing acts shall release the Guarantor from liability hereunder.

     5. Waiver.

     Guarantor hereby unconditionally waives, as to Bonneville, to the greatest extent permitted by applicable law, (a) any and all notice of the creation, amendment, renewal, extension or accrual of the Guaranteed Payments and notice of or proof of reliance by Bonneville upon this Guaranty, or acceptance of this Guaranty, and the Guaranteed Payments; (b) any requirement that Bonneville exhaust any right or take any action against ELI, any other guarantor or any other person or collateral, other than the notice requirements set forth in section 16(a) of the License Agreement;
     (c) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, with the exception of the written demand referred to in Section 1, above, including, without limitation, any demand, presentment, proof, proof or notice of nonpayment of any of the Guaranteed Payments, and notice of any failure on the part of ELI to perform and comply with any term or condition of the License Agreement; (d) any rights to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the License Agreement; (e) any requirement of diligence; (f) notice of acceptance of this Guaranty; and (g) any and all defenses of ELI pertaining to the Guaranteed Payments, except for the defense of discharge by payment.

     6. Other Transactions.

     Bonneville is expressly authorized (a) to exchange, surrender, or release with or without consideration any or all collateral and security that may at any time be placed with it by ELI or by any other person, or to forward or deliver any or all such collateral and security directly to ELI for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor; and (b) subject to Guarantor's right to consent provided in the third paragraph of section 2 of this Guaranty, to amend, modify, extend, or supplement the License Agreement or other agreement with respect to the Guaranteed Payments, waive compliance by ELI with the respective terms thereof, and settle or compromise any of the Guaranteed Payments without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder. The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, neglect, or omission on the part of Bonneville to realize upon any of the Guaranteed Payments or upon any collateral or security for any or all of the Guaranteed Payments, nor by the taking by Bonneville of (or the failure to take) any other guaranty or guaranties to secure the Guaranteed Payments, nor by the taking by Bonneville of (or the failure to take or the failure to perfect its security interest in) collateral or security of any kind. The Guarantor acknowledges that this Guaranty is in effect and that possession of this Guaranty by Bonneville shall be conclusive evidence of due delivery hereof by the Guarantor, and further agrees that this Guaranty shall continue in full force and effect, both as to the Guaranteed Payments then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Guaranteed Payments or any part thereof.

     7. Waiver of Subrogation.

     The Guarantor hereby waives all rights of subrogation that may arise in connection with this Guaranty (whether contractual, under Section 509 of the United States Bankruptcy Code (or any successor statute), under common law, or otherwise) and all contractual, statutory, or common law rights of reimbursement, contribution, or indemnity or any similar such right from ELI that may otherwise have arisen in connection with this Guaranty until the Guaranteed Payments are fully paid and discharged.

     8. Representations.

     To induce Bonneville into this Guaranty and into the License Agreement, the Guarantor represents and warrants to Bonneville that:

     8.1 Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all the requisite corporate power and authority to enter into and perform its obligations under this Guaranty.

     8.2 Guarantor is the majority owner of ELI, and has received or will receive direct or indirect benefit from the making of this Guaranty.

     8.3 This Guaranty has been duly authorized by all necessary corporate action on the part of, and has been duly executed and delivered by, Guarantor, and none of the execution and delivery hereof, the consummation of the transactions contemplated hereby or compliance by Guarantor with any of the terms and provisions hereof:

                  (i) requires any required approval of stockholders or approval or consent of any trustee or holders of any indebtedness or obligations of Guarantor other than such approvals and consents as have been obtained;

                  (ii) contravenes any law, judgement, governmental rule, regulation or order applicable to or binding on Guarantor or any of its properties, the contravention of which would have a material adverse effect on the financial condition of Guarantor and its subsidiaries taken as a whole or on the ability of Guarantor to perform any of its obligations under this Guaranty;

                  (iii) contravenes or results in the breach of or constitutes any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement for borrowed money, contract or other agreement or instrument to which Guarantor is a party or by which any of its properties may be bound, the contravention, breach or default of which would have a material adverse effect on the financial condition of the Guarantor and its subsidiaries taken as a whole or on the ability of Guarantor to perform any of its obligations under this guaranty; or

                  (iv) contravenes its corporate charter or bylaws or other organizational documents.

     8.4 Neither the execution, delivery, and performance by the Guarantor of this Guaranty nor the consummation of any of the transactions contemplated hereby requires the consent, approval or authorization of, the giving of prior notice to, or the prior registration, recording or filing of any document with, or the taking of any other action in respect of, any governmental agency or authority.

     8.5 This Guaranty constitutes the legal, valid, and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms.

     8.6 Except as disclosed in writing to Bonneville, there is no action, proceeding, or investigation pending or, to the knowledge of the Guarantor, threatened or affecting the Guarantor, which may adversely affect Guarantor's ability to fulfill its obligations under this Guaranty.

     8.7 The financial statements filed to date with the Securities and Exchange Commission fairly present the financial condition of the Guarantor.

     8.8 There are no facts or circumstances of any kind or nature of which the Guarantor is aware which are more likely than not to in any way impair or prevent the Guarantor from performing its obligations under this Guaranty in any material respect.

     8.9 All statements set forth in the Recitals are true and correct.

     All of the foregoing representations and warranties shall be deemed to be remade as of the date of the closing of the License Agreement. The Guarantor hereby agrees to indemnify and hold Bonneville free and harmless from and against all loss, cost, liability, damage, and expense, including but not limited to attorney's fees and costs, which Bonneville may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

     9. Recovery of Payment.

     If any payment received by Bonneville and applied to the Guaranteed Payments is subsequently set aside, recovered, rescinded, or required to be returned for any reason (including but not limited to the bankruptcy, insolvency, or reorganization of ELI or any other obligor), the Guaranteed Payments to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Payments as fully as if such application had never been made.

     10. New Promise.

     Any acknowledgment or new promise, whether supported by payment of principal or interest or otherwise and whether made by ELI or others, with respect to any of the Guaranteed Payments shall, if the statute of limitations in favor of the Guarantor against Bonneville shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations with respect to such promise.

     11. Discharge.

     Until each and every one of the Guaranteed Payments are paid and performed in full, the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing that might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than payment and performance in full of the Guaranteed Payments, or by reason of any waiver, extension, modification, forbearance, or delay or other act or omission of Bonneville or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Bonneville whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, nor shall any modification of any of the obligations of ELI or the release of any security therefore by operation of law or by the action of any third party affect in any way the obligations of the Guarantor hereunder, and the Guarantor hereby expressly waives and surrenders any defense to its liabilities hereunder based upon any of the foregoing acts, omissions, things, agreements, or waivers of any of them, it being the purpose and intent of the parties hereto that the Guaranteed Payments constitutes the direct and primary obligations of the Guarantor and that the covenants, agreements, and obligations of the Guarantor hereunder be absolute, unconditional, and irrevocable.

     12. Remedies.

     All remedies afforded to Bonneville by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by Bonneville, shall be deemed to be in exclusion of any of the other remedies available to Bonneville and shall in no way limit or prejudice any other legal or equitable remedy that Bonneville may have hereunder and with respect to the Guaranteed Payments. The Guarantor agrees that included within the equitable remedies available to Bonneville hereunder is the right of Bonneville to elect to have any and all of the obligations and agreements of the Guarantor hereunder specifically performed.

     13. Enforcement.

     In any action to enforce or interpret this Guaranty, the prevailing party shall be entitled to all of its costs in prosecuting and/or defending said action, including a reasonable amount of its attorney fees, which may be set by the court or arbitrator before which the action for enforcement was brought, or in a separate action for that purpose, in addition to any other relief to which the prevailing party may be entitled.

     14. Dispute Resolution.

     Any dispute arising out of this Guaranty, or breach thereof, must be submitted to the American Arbitration Association ("AAA") for arbitration by a single arbitrator. Such dispute shall be resolved generally under the AAA's Complex Commercial Rules. Discovery involved in such arbitration shall be governed by the applicable rules of the Federal Rules of Civil procedure in effect at the time. The arbitrator's authority shall be limited by Federal law. Judgement upon any award rendered by the arbitrator may be entered in any court having appropriate jurisdiction. Neither party is entitled to seek or recover punitive damages as part of any arbitration award.

     15. Assignment.

     Should Guarantor sell its controlling interest in ELI, or cause the sale of ELI's assets, then, in connection with such transaction, Guarantor may assign its rights and obligations under this guarantee to the purchaser, provided that the purchaser agrees to assume such rights and obligations, and to be bound hereby, and further provided that the purchaser has issued senior debt securities that are rated as "investment-grade" by all nationally recognized rating agencies. The Guarantor shall not otherwise assign this Guaranty or any of its rights or obligations under this Guaranty, including any purported assignment to any parent, affiliate or subsidiary, without the prior written consent of Bonneville, and any purported assignment without such consent shall be null and void. For purposes of this provision, any merger or consolidation of the Guarantor with or into a third-party or a sale by the Guarantor of all or substantially all of its assets shall be deemed to be an "assignment" requiring the prior written consent of Bonneville, provided, however, that no such consent shall be required if the surviving entity agrees in writing to be bound by the terms of this Guaranty in form and substance acceptable to Bonneville.

     16. Alternative Assurances

     In the event Guarantor's senior debt securities cease to be rated as "investment-grade" by at least one nationally recognized rating agency, the Guarantor shall provide Bonneville with prompt notice of such development and Bonneville and Guarantor shall negotiate in good faith to replace this Guaranty with a mutually acceptable arrangement to replace this Guaranty; provided, however, that if Guarantor and Bonneville are unable to agree on such replacement arrangement within thirty (30) days of such change in rating, then Guarantor shall, within ten (10) days thereafter, replace this Guaranty with a bank letter of credit in form and substance satisfactory to Bonneville in an amount equal to $20,000,000 issued by a federally insured bank with deposits of in excess of $1,000,000,000.

     17. Miscellaneous.

     17.1 Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the first business day after such notice is tendered to a national recognized overnight delivery service or on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, in either instance, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

         Guarantor:

         Citizens Utilities Company
         3 High Ridge Park
         Stamford, CT 06905
         Facsimile No.: (203) 614-4625
         Attn: Chief Financial Officer

         with a copy to:

         Citizens Utilities Company
         3 High Ridge Park
         Stamford, CT 06905
         Facsimile No.: (203) 614-5047
         Attn:  Vice President, General Counsel

         Bonneville:

         The Bonneville Power Administration
         P.O. Box 491
         Vancouver, WA  98666-0491
         Attn:  Robert C. Lahmann - TM/DITT-2
         Telephone:  (360) 418-2092
         Fax:  (360) 418-8320

     17.2 Confidentiality. The parties agree that the terms of this Guaranty, and all discussions and correspondence between the parties related to the Guaranty, shall be maintained in the strictest confidence, and shall not be disclosed to a third party, with the exception of ELI, without the consent of the other party, which consent may be withheld for any reason. Each party recognizes that the other party may have disclosure obligations under applicable securities laws, stock exchange rules, bank regulatory requirements, or, with respect to Bonneville, under the Freedom of Information Act, 5 U.S.C. ss.552, or when directed by a court of competent jurisdiction or other governmental entity. Each party acknowledges that the other party may be required to disclose the terms of this Guaranty to an arbitrator in order to seek enforcement of its terms. Each party, for itself and its corporate affiliates, agrees to limit its disclosures to the maximum extent possible and, to the extent practicable, to give the other party advance notice of any proposed disclosure or public statement regarding this Guaranty and to consult with respect thereto.

     17.3 Successors and Assigns. This Guaranty is binding on the parties hereto, their respective employees, agents, shareholders, officers, directors, subsidiaries, parents, affiliates, predecessors, successors and assigns.

     17.4 Advice of Counsel/Construction. Each of the parties represents that in the execution of this Guaranty, and the negotiations leading thereto, it has had the opportunity to consult legal counsel of its own selection, and that, prior to the execution of the Guaranty, the party's attorney reviewed this Guaranty, suggested any desired changes and advised the party with respect to the desirability of executing this Guaranty. This Guaranty shall be deemed to have been drafted by both parties, and no rule of construction shall be applied against any party as the draftsperson.

     17.5 Entire Agreement. This Guaranty reflects the entire agreement of the parties with respect to the terms and conditions thereof, and supercedes all discussions, negotiations, representations, conditions and other communications, whether oral or written, concerning the subject matter of this Guaranty. This Guaranty may be modified only by a writing signed by duly authorized representatives of both parties.

     17.6 Counterparts. This Guaranty may be executed in two counterparts, each of which shall be deemed an original Guaranty for all purposes, but both of which shall be considered one instrument and shall become a binding agreement when any one or more counterparts has been executed by both of the parties.

     17.7 Governing Law. This Guaranty shall be governed by Federal law, irrespective of otherwise applicable conflict of law principles thereof.

     17.8 Severability. In the event that any provision of this Guaranty is declared illegal, invalid or unenforceable, such declaration shall only render that provision ineffective and shall not affect the enforceability of any other term or condition of this Guaranty.

     17.9 Headings. Titles and headings of paragraphs in this Guaranty are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Guaranty.

     EXECUTED on the dates indicated below.

CITIZENS UTILITIES COMPANY
By:     /s/ Robert J. De Santis
Name:   Robert J. De Santis
Title:  Chief Financial Officer
Date:   May 15, 2000




ACKNOWLEDGED AND ACCEPTED:

UNITED STATES OF AMERICA
Department of Energy
Bonneville Power Administration
By:      /s/ Robert C. Lahmann
Name:    Robert C. Lahmann
Title:   Transmission Account Executive
Date:    5/15/00

Enclosure:
         License Agreement
         Waiver and Release

                               WAIVER AND RELEASE

Having received payment in full of the amounts guaranteed under the Guaranty dated May 15, 2000, between Citizens Utilities Company (Citizens) and Bonneville Power Administration (Bonneville), Bonneville hereby waives and releases both Electric Lightwave, Inc. (ELI) and Citizens from any liability solely with respect to payments due under sections 8(a), 8(b) and 16(b)(4) of the License Agreement dated May 15, 2000, between Bonneville and ELI.

In the event that such payment received by Bonneville is subsequently set aside, recovered, rescinded, or required to be returned for the reasons indicated in section 9 of the Guaranty, this Waiver and Release shall be null and void.


UNITED STATES OF AMERICA
Department of Energy
Bonneville Power Administration


By:      /s/ Robert C. Lahmann
Name:    Robert C. Lahmann
Title:   Transmission Account Executive
Date:    5/15/00